[GRAPHIC OMITTED]               Investor        Susie Ter-Jung
                                Contact:        Bunge Limited
                                                1-914-684-3398
                                                Susie.Ter-Jung@Bunge.com

                                Media           Stewart Lindsay
                                Contact:        Bunge Limited
                                                1-914-684-3369
                                                Stewart.Lindsay@Bunge.com







Bunge Reports Record First Quarter 2005 Net Income and EPS

White Plains, NY - April 28, 2005 - Bunge Limited (NYSE:BG).

       Financial Highlights

(In millions, except per share data and percentages)
------------------------------------ ------------------------------ ------------
                                           First Quarter Ended           Percent
                                           -------------------           Change
                                         3/31/05        3/31/04
------------------------------------ ---------------- ------------- ------------
Volumes (metric tons)                         26.9          23.8             13%
Net sales                                   $5,451        $5,739            (5)%
Total segment operating profit(1)             $139          $136              2%
Net income                                     $98           $70             40%
Earnings per share(2)                        $0.82         $0.65             26%
------------------------------------ ---------------- ------------- ------------


Bunge's results included certain gains that may be of interest to investors. These gains totaled $19 million, or $0.16 per share, in the quarter ended March 31, 2005, and $3 million, or $0.03 per share, in the quarter ended March 31, 2004. Additional information is provided in the attached schedule titled "Additional Financial Information."


       Overview

Alberto Weisser, Bunge's Chairman and Chief Executive Officer stated: "We are pleased with our results this quarter and feel they provide us with good momentum as we start 2005.

--------
(1)Total segment operating profit is the consolidated segment operating profit of Bunge's segments. Total segment operating profit is a non-GAAP measure and is not intended to replace income from operations before income tax and minority interest, the most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including reconciliation to income from operations before income tax and minority interest, is included in the tables attached to this press release.


(2) Earnings per share (EPS) for the quarters ended March 31, 2005 and 2004 are reported on a fully diluted basis. See Note 1 to the condensed consolidated statements of income attached to this press release for more information.

"Overall, our industry is benefiting from strong fundamentals. Global commodity supplies are ample. The USDA estimates the world soybean crop at 219 million tons, a 16 percent increase over last year, despite the impact of the drought in southern Brazil. Increases in CBOT soy prices during February and March helped stimulate farmer selling, especially in the U.S. and Argentina. Coarse grain and wheat crops are also larger than last year.

"Demand for Bunge's core products remains strong. Global soymeal demand for the year is expected to top 136 million tons, a six percent increase over last year. Rising meat production is helping to drive this growth. Global vegetable oil demand is expected to rise by over seven percent compared to last year to 106 million tons. Strong rapeseed crush margins in the European Union reflect rising demand for biodiesel.

"The combination of ample supply and strong demand drove an increase in volumes in our agribusiness segment. It also helped push soybean crush rates up in all major markets. The National Oilseed Processors Association (NOPA) estimates March U.S. capacity utilization at 86 percent -- up from 75 percent in March last year.

"Strong meal and oil demand and attractive CBOT soy prices should encourage plantings in Brazil and benefit Bunge's fertilizer segment during the traditional sales period in the second half of the year.

"Bunge's integrated operating model performs well in this type of market. Large volumes enable us to maximize the productivity of our assets and give us the flexibility to serve our customers better. We feel confident that continued market strength will benefit Bunge during the year."


       First Quarter Results


Agribusiness

Agribusiness volumes rebounded as markets responded to lower prices for agricultural commodities compared to last year's high prices. A late-quarter rally in the price of soy due to reduced Brazilian harvest expectations triggered farmer selling, particularly in Argentina and North America, which benefited margins and capacity utilization in all three major origins. Results in Eastern Europe reflected lower margins in Hungary and Poland compared to last year's extraordinary levels and start-up costs related to the commencement of grain origination activities in Ukraine and Russia.

Agribusiness results this quarter included a $27 million pre-tax reversal of the remaining balance of the allowance for recoverable taxes in Argentina. Recoverable taxes were previously reserved until either payment was received or amounts owed to Bunge were compensated against other tax payments owed to the government. Amounts owed by the government are being paid without delay and Argentina's financial condition has improved significantly.

Fertilizer

Fertilizer volumes declined due to low corn prices that reduced planting intentions for the Brazilian winter corn crop and credit constraints in southern Brazil related to the drought. Higher international prices for fertilizer raw materials benefited margins on locally produced phosphate and offset the slight decline in volumes. This margin benefit was not sufficient to offset higher expenses and the effects of a stronger Brazilian real on local currency costs when translated into U.S. dollars. In the first quarter of 2005, the average real-dollar exchange rate was R$2.67, compared to R$2.90 in the first quarter of 2004. In addition, fertilizer results were hurt by higher industrial and depreciation expenses attributable to new facilities that commenced production after the first quarter of 2004, increased foreign exchange hedging expenses due to an increase in U.S.-dollar debt funding increased working capital and higher selling, general and administrative expenses (SG&A). SG&A increased primarily due to higher bad debt expenses for farmer customers.


Edible Oil Products

Edible oil volumes increased in all regions. Margins in Brazil and Poland improved compared to last year due to lower raw material costs. Results in Romania were negatively affected by margin pressure from lower sales prices and higher sunseed costs and higher foreign exchange hedging costs. SG&A expenses increased primarily due to higher promotional and advertising expenses, particularly in Brazil.


Milling Products

Wheat milling results benefited from higher volumes as bakery and industrial customers accelerated purchases in anticipation of rising international wheat prices and productivity enhancements as a result of measures taken to improve our asset footprint and operating efficiency. Corn milling results declined slightly from last year due to lower volumes and margins on sales to the U.S. government for its food aid program.


Financial Costs

Interest income increased primarily due to higher levels of interest-bearing accounts receivable. Interest expense increased primarily due to higher short-term interest rates, partially offset by lower average borrowings. Foreign exchange losses and related hedging costs incurred primarily on the net U.S. dollar-denominated liability position of Bunge's Brazilian subsidiaries were unchanged compared to the same period last year. The Brazilian real depreciated 1% in value against the U.S. dollar in the first quarters of both 2005 and 2004.

Other

Other income (expense) - net increased during the quarter primarily due to higher earnings from Bunge's French oilseed processing and German biodiesel joint ventures.


Income Tax Expense

Bunge's effective tax rate for the first quarter of 2005 was 28% compared to 40% in the same period in 2004 and 32% for fiscal 2004. The decline in tax rate from 2004 was primarily attributable to higher earnings in lower tax jurisdictions.


Minority Interest

Minority share of net income decreased due to Bunge's acquisition in the third and fourth quarters of 2004 of the remaining 17% minority interest in Bunge Brasil S.A. Bunge now owns 100% of Bunge Brasil.


Cash Flow and Net Financial Debt(3)

Net financial debt at March 31, 2005 increased $346 million from December 31, 2004, and readily marketable inventories increased $365 million over the same period. Cash flow used by operations was $226 million for the quarter ended March 31, 2005 compared to $720 million used in the quarter ended March 31, 2004. First quarter operating cash flows are typically negative as cash is used to purchase oilseeds and grains from the South American harvest. In the first quarter of 2005, less cash was used in operations as commodity prices were lower than in 2004 and farmer selling in Brazil was behind prior year levels.


----------

(3) Net financial debt is a non-GAAP financial measure and is not intended to replace total debt. A definition of net financial debt and the information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation of net financial debt to total debt, the most directly comparable GAAP measure, is included in the tables attached to this press release.

       Outlook

Bill Wells, Chief Financial Officer, stated, "We anticipate a good year in 2005 and a strong first quarter has given us a solid start. Supplies of oilseeds and grains are ample and South American harvests are large, even if a bit smaller than originally expected. Demand from our customers is strong as they seek to take advantage of lower prices and a weak U.S. dollar. We continue to expect firm fertilizer demand, with a return to a more normal seasonal pattern for farmer fertilizer purchases, and good margins. We expect improvements in our effective tax rate and minority interest expense compared to 2004.


"Our 2005 guidance is as follows:

     o    Depreciation, Depletion and Amortization: $230 million to $240 million

     o    Capital Expenditures: $410 million to $460 million

          o $150 million to $170 million maintenance, safety and environmental capital expenditures

     o    Effective Tax Rate: 28% to 33%

     o    Joint Venture Earnings: $30 million to $35 million


"Assuming stable currencies in South America and Europe and normal harvests in Europe and the Americas, our updated net income guidance for 2005 is between $485 million to $505 million, representing $4.06 to $4.23 per share. This fully diluted per share guidance is based on an estimated weighted average of 120.6 million shares outstanding. Our updated guidance includes $19 million, or $0.16 per share, from the reversal of the allowance against recoverable taxes."

Conference Call and Webcast Information

Bunge Limited's management will host a conference call at 10:00 a.m. Eastern Time on April 28, 2005 to discuss the company's first quarter results.

To listen to the conference call, please dial (800) 818-5264, or, if located outside of the United States, dial (913) 981-4910. Please dial in five to 10 minutes before the scheduled start time. When prompted, enter passcode number 245806.

The conference call will also be webcast live on the company's Web site, http://www.Bunge.com. Please register at least 15 minutes prior to the call.

To access the webcast, select the "News and Information" link located at the bottom left of the homepage. Open the "Webcasts and Upcoming Events" link and click on "Q1 2005 Bunge Limited Conference Call." Follow the prompts to join the call.

For those who cannot listen to the live broadcast, a replay of the call will be available beginning at 2:00 p.m. Eastern time on April 28, 2005, and continuing through May 28, 2005. To listen to the replay, please dial (888) 203-1112, or, if located outside of the United States, dial (719) 457-0820. When prompted, enter passcode number 981441. A rebroadcast of the conference call will also be available on the company's Web site beginning at 2:00 p.m. Eastern time on April
28. It will be accessible for six months.

To access the archived webcast, go to http://www.Bunge.com and select the "News & Information" link located at the bottom left of the homepage. Open the "Audio Archive" link, and click on "Q1 2005 Bunge Limited Conference Call." Follow the prompts to listen to the webcast.

About Bunge

Bunge Limited (http://www.Bunge.com ) is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain. Founded in 1818 and headquartered in White Plains, New York, Bunge has 25,000 employees and locations in 32 countries. Bunge is the world's leading oilseed processing company, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                        Additional Financial Information

The following table provides a summary of certain gains that may be of interest to investors. The table includes a description of these items and their effect on total segment operating profit, income from operations before income tax and minority interest, net income and earnings per share for the quarter ended March 31, 2005 and 2004.

------------------------------------- --------------------- --------------------- --------------------- -----------------------
                                                                Income From
                                                             Operations Before
                                         Total Segment         Income Tax and                             Earnings Per Share
(In millions, except per share data)    Operating Profit     Minority Interest         Net Income            Diluted (1)
------------------------------------    ----------------     -----------------         ----------            -----------
Quarter Ended March 31:                 2005        2004     2005         2004       2005       2004        2005        2004
                                        ----        ----     ----         ----       ----       ----        ----        ----
    Reversal of recoverable
     tax valuation allowance             $27         $-        $27         $-        $19        $ -        $0.16     $    -
    Gain on exchange of
     Brazilian retail flour business       -          -          -          5          -          3            -       0.03

                                      ---------- ---------- ---------- ---------- ---------- ---------- ------------ ----------
Total                                    $27         $-        $27         $5        $19         $3        $0.16      $0.03
                                      ========== ========== ========== ========== ========== ========== ============ ==========
------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ------------ ----------


(1) See Note 1 of Notes to the Condensed Consolidated Statements of Income.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data and percentages)
(Unaudited)


                                                                              Quarter Ended
                                                                                March 31,
                                                                       ----------------------------  Percent
                                                                           2005           2004       Change
                                                                       ---------------------------------------

Net sales                                                                 $5,451         $5,739      (5)%
Cost of goods sold                                                        (5,066)        (5,374)     (6)%
                                                                       -------------  -------------

Gross profit                                                                 385            365       5%
Selling, general and administrative expenses                                (196)          (178)     10%
Interest income                                                               23             16      44%
Interest expense                                                             (57)           (52)     10%
Foreign exchange losses                                                      (16)           (16)      -%
Other income (expense)-net                                                    18             11      64%
                                                                       -------------  -------------

Income from operations before income tax and minority interest               157            146       8%

Income tax expense                                                           (44)           (58)    (24)%
                                                                       -------------  -------------

Income from operations before minority interest                              113             88      28%

Minority interest                                                            (15)           (18)    (17)%
                                                                       -------------  -------------

Net income                                                                   $98            $70      40%
                                                                       =============  =============
Earnings per common share - basic (Note 1):
Net income per share - basic                                               $0.88          $0.70      26%
                                                                       =============  =============
Earnings per common share - diluted (Note 1):
Net income per share - diluted                                             $0.82          $0.65      26%
                                                                       =============  =============----------

NOTES TO THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

Note 1: Earnings per share are calculated on the basis of the following number of common shares outstanding:


                                                                            Quarter Ended
                                                                              March 31,
                                                                   ---------------------------------
                                                                              2005             2004
                                                                   ----------------  ---------------
        (In millions, except share data)
         ------------------------------

         Net income - basic                                                    $98              $70

         Interest on convertible notes, net of tax                               1                1
                                                                   ----------------  ---------------

         Net income - diluted                                                  $99              $71
                                                                   ================  ===============

         Weighted average number of common shares outstanding:
           Basic                                                       110,752,441      100,016,833
           Effect of dilutive shares:
           -Stock options and awards                                     2,108,243        1,770,441
           -Convertible notes                                            7,777,462        7,778,425
                                                                   ----------------  ---------------
         Diluted                                                       120,638,146      109,565,699
                                                                   ================  ===============

         Net income - per share:
           -Basic                                                            $0.88            $0.70
                                                                   ================  ===============
           -Diluted                                                          $0.82            $0.65
                                                                   ================  ===============


         The calculation of diluted earnings per common share for the quarter ended March 31, 2005 and 2004 includes the weighted average common shares that are issuable upon conversion of Bunge's 3.75% convertible notes due 2022.

CONSOLIDATED SEGMENT INFORMATION
(In millions, except volumes and percentages)
(Unaudited)

Set forth below is a summary of certain items in our condensed consolidated statements of income and volumes by reportable segment (Note 1).

                                                                                  Quarter Ended
                                                                                    March 31,
                                                                             ------------------------   Percent
                                                                                2005         2004       Change
                                                                             ------------ ------------ ----------
Volumes (in thousands of metric tons):
Agribusiness                                                                      23,020       20,024        15%
Fertilizer                                                                         1,729        1,760        (2)%
Edible oil products                                                                1,149        1,043        10%
Milling products                                                                     985          966         2%
                                                                             ------------ ------------
           Total                                                                  26,883       23,793        13%
                                                                             ============ ============

Net sales:
Agribusiness                                                                      $4,075       $4,266        (4)%
Fertilizer                                                                           403          366        10%
Edible oil products                                                                  779          907       (14)%
Milling products                                                                     194          200        (3)%
                                                                             ------------ ------------
           Total                                                                  $5,451       $5,739        (5)%
                                                                             ============ ============

Cost of goods sold:
Agribusiness                                                                     $(3,849)     $(4,054)       (5)%
Fertilizer                                                                          (333)        (281)       19%
Edible oil products                                                                 (715)        (857)      (17)%
Milling products                                                                    (169)        (182)       (7)%
                                                                             ------------ ------------
           Total                                                                 $(5,066)     $(5,374)       (6)%
                                                                             ============ ============

Gross profit:
Agribusiness                                                                        $226         $212         7%
Fertilizer                                                                            70           85       (18)%
Edible oil products                                                                   64           50        28%
Milling products                                                                      25           18        39%
                                                                             ------------ ------------
           Total                                                                    $385         $365         5%
                                                                             ============ ============

Selling, general and administrative expenses:
Agribusiness                                                                        $(97)       $(100)       (3)%
Fertilizer                                                                           (43)         (31)       39%
Edible oil products                                                                  (45)         (36)       25%
Milling products                                                                     (11)         (11)        -%
                                                                             ------------ ------------
           Total                                                                   $(196)       $(178)       10%
                                                                             ============ ============

Foreign exchange gain (loss):
Agribusiness                                                                          $4          $(5)
Fertilizer                                                                           (17)         (11)
Edible oil products                                                                   (1)           -
Milling products                                                                       -            -
                                                                             ------------ ------------
           Total                                                                    $(14)        $(16)
                                                                             ============ ============

Interest income:
Agribusiness                                                                          $4           $2       100%
Fertilizer                                                                            13            9        44%
Edible oil products                                                                    1            3       (67)%
Milling products                                                                       -            1      (100)%
                                                                             ------------ ------------
           Total                                                                     $18          $15        20%
                                                                             ============ ============ ----------

                                                                                  Quarter Ended
                                                                                    March 31,
                                                                             ------------------------   Percent
                                                                                2005         2004       Change
                                                                             ------------ ------------ ----------
Interest expense:
Agribusiness                                                                       $(30)        $(31)      (3)%
Fertilizer                                                                          (14)         (11)      27%
Edible oil products                                                                  (8)          (6)      33%
Milling products                                                                     (2)          (2)       -%
                                                                             ------------ ------------
           Total                                                                   $(54)        $(50)       8%
                                                                             ============ ============

---------------------------------------------------------------------------- ------------ ------------ ----------
Segment operating profit:
Agribusiness                                                                       $107          $78       37%
Fertilizer                                                                            9           41      (78)%
Edible oil products                                                                  11           11        -%
Milling products                                                                     12            6      100%
                                                                             ------------ ------------
           Total (Note 2)                                                          $139         $136        2%
                                                                             ============ ============
---------------------------------------------------------------------------- ------------ ------------ ----------

Income from operations before income tax and minority interest:
Segment operating profit                                                           $139         $136
Unallocated income (expense)  - net  (Note 3)                                        18           10
                                                                             ------------ ------------
Income from operations before income tax and minority interest                     $157         $146
                                                                             ============ ============

Depreciation, depletion and amortization:
Agribusiness                                                                        $25          $21       19%
Fertilizer                                                                           23           17       35%
Edible oil products                                                                  12           10       20%
Milling products                                                                      3            3        -%
                                                                             ------------ ------------
           Total                                                                    $63          $51       24%
                                                                             ============ ============ ----------

NOTES TO THE CONSOLIDATED SEGMENT INFORMATION
(Unaudited)


Note 1: In the first quarter of 2005, Bunge reclassified certain agribusiness product lines from the edible oil segment to the agribusiness segment. As a result, amounts for the quarter ended March 31, 2004 have been reclassified to conform to the quarter ended March 31, 2005 presentation.

Note 2: Total segment operating profit is the consolidated segment operating profit of all of Bunge's operating segments. Total segment operating profit is a non-GAAP measure and is not intended to replace income from operations before income tax and minority interest, the most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including the reconciliation to income from operations before income tax and minority interest, is included under the caption "Reconciliation of Non-GAAP Measures".

Note 3: Includes interest income, interest expense and foreign exchange gains and losses and other income and expenses not directly attributable to Bunge's operating segments.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

                                                               March 31,         December 31,          March 31,
                                                                  2005               2004                2004
                                                            -----------------  ------------------  ------------------
                          ASSETS
Current assets:
     Cash and cash equivalents                                          $339                $432                $523
     Trade accounts receivable                                         1,799               1,928               1,587
     Inventories                                                       2,866               2,636               3,950
     Deferred income taxes                                               106                  95                  83
     Other current assets                                              1,660               1,577               1,636
                                                            -----------------  ------------------  ------------------
Total current assets                                                   6,770               6,668               7,779
Property, plant and equipment, net                                     2,550               2,536               2,066
Goodwill                                                                 166                 167                 145
Other intangible assets, net                                             170                 156                 103
Investments in affiliates                                                577                 564                 536
Deferred income taxes                                                    260                 273                 232
Other non-current assets                                                 557                 543                 364
                                                            -----------------  ------------------  ------------------
Total assets                                                         $11,050             $10,907             $11,225
                                                            =================  ==================  ==================

           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short-term debt                                                    $661                $541              $1,553
     Current portion of long-term debt                                   144                 140                 331
     Trade accounts payable                                            1,839               1,898               1,946
     Deferred income taxes                                                38                  38                  54
     Other current liabilities                                         1,170               1,285               1,410
                                                            -----------------  ------------------  ------------------
Total current liabilities                                              3,852               3,902               5,294
Long-term debt                                                         2,728               2,600               2,331
Deferred income taxes                                                    221                 232                 191
Other non-current liabilities                                            541                 518                 417
Minority interest in subsidiaries                                        289                 280                 564
Shareholders' equity                                                   3,419               3,375               2,428
                                                            -----------------  ------------------  ------------------
Total liabilities and shareholders' equity                           $11,050             $10,907             $11,225
                                                            =================  ==================  ==================

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

                                                                       March 31,
                                                              ----------------------------
                                                                  2005           2004
                                                              -------------  -------------
OPERATING ACTIVITIES
Net income                                                            $98            $70
Adjustments to reconcile net income to cash provided by
(used for) operating activities:
     Foreign exchange losses on debt                                   13              6
     Bad debt expense                                                   5              2
     Reversal of allowance for recoverable taxes                      (27)            (9)
     Depreciation, depletion and amortization                          63             51
     Deferred income taxes                                              9             10
     Minority interest                                                 15             18
Changes in operating assets and liabilities, excluding the
   effects of acquisitions:
        Trade accounts receivable                                      92            (96)
        Inventories                                                  (267)        (1,105)
        Recoverable taxes                                             (15)           (18)
        Prepaid commodity purchase contracts                          (42)           238
        Advances to suppliers                                          40            (10)
        Trade accounts payable                                        (40)           260
        Unrealized loss (gain) on derivative contracts - net           76           (177)
        Margin deposits                                               (22)           (41)
        Accrued liabilities                                           (71)            13
        Other - net                                                  (153)            68
                                                              -------------  -------------
Cash used for operating activities                                   (226)          (720)

INVESTING ACTIVITIES
Payments made for capital expenditures                                (94)           (52)
Acquisitions of businesses and other intangible assets                (24)            (3)
Investments in related party loans                                     (6)             -
Proceeds from disposal of property, plant and equipment                 -              8
                                                              -------------  -------------
Cash used for investing activities                                   (124)           (47)

FINANCING ACTIVITIES
Net change in short-term debt                                         120            655
Proceeds from long-term debt                                          241            315
Repayments of long-term debt                                          (86)          (160)
Proceeds from sale of common shares                                     3              5
Dividends paid to shareholders                                        (14)           (11)
Dividends paid to minority interest                                     -             (1)
                                                              -------------  -------------
Cash provided by financing activities                                 264            803
Effect of exchange rate changes on cash and cash
  equivalents                                                 -------------  -------------
                                                                       (7)            (2)
                                                              -------------  -------------

Net (decrease) increase in cash and cash equivalents                  (93)            34
Cash and cash equivalents, beginning of period                        432            489
                                                              -------------  -------------
Cash and cash equivalents, end of period                             $339           $523
                                                              =============  =============

Reconciliation of Non-GAAP Measures

This earnings release contains total segment operating profit, net financial debt and net financial debt less readily marketable inventories, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, Bunge has reconciled these non-GAAP financial measures to the most directly comparable U.S. GAAP measures.

Total Segment Operating Profit

Total segment operating profit, which is the consolidated segment operating profit of all of Bunge's operating segments, is Bunge's consolidated income from operations before income tax and minority interest that includes an allocated portion of the foreign exchange gains and losses relating to debt financing operating working capital, including readily marketable inventories. Also included in total segment operating profit is an allocation of interest income and interest expense attributable to the financing of operating working capital.

Total segment operating profit is a non-GAAP financial measure and is not intended to replace income from operations before income tax and minority interest, the most directly comparable GAAP financial measure. Total segment operating profit is a key performance measurement used by our management to evaluate whether our operating activities cover the financing costs of our business. We believe total segment operating profit is a more complete measure of our operating profitability, since it allocates foreign exchange gains and losses and the cost of debt financing working capital to the appropriate operating segments. Additionally, we believe total segment operating profit assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses before non-operating factors that affect net income. Total segment operating profit is not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to income from operations before income taxes and minority interest or any other measure of consolidated operating results under U.S. GAAP.

Below is a reconciliation of income from operations before income tax and minority interest to total segment operating profit:

                                                                         March 31,
                                                                 --------------------------
(In millions)                                                       2005            2004
---------------------------------------------------------------- ------------    ------------
Income from operations before income tax and minority
 interest                                                            $157           $146
Minus: Unallocated (income)/expenses - net (1)                        (18)           (10)
                                                                 ------------    ------------
Total segment operating profit                                       $139           $136
================================================================ ============    ============


--------------------------

(1) Includes interest income, interest expense and foreign exchange gains and losses and other income and expenses not directly attributable to Bunge's operating segments.

Net Financial Debt

Net financial debt is the sum of short-term debt, current maturities of long-term debt and long-term debt, less cash and cash equivalents and marketable securities. Net financial debt is presented because management believes it represents a meaningful measure of Bunge's leverage capacity and solvency. Net financial debt is not a measure of solvency under U.S. GAAP and should not be considered as an alternative to total debt as a measure of solvency.

Net financial debt less readily marketable inventories (RMI), or net financial debt less RMI, is the sum of short-term debt, current maturities of long-term debt and long-term debt, less cash and cash equivalents, marketable securities and readily marketable inventories. Net financial debt less RMI is presented because management believes it represents a more complete picture of Bunge's leverage capacity and solvency since it adjusts for readily marketable inventories. Readily marketable inventories are agricultural inventories that are readily convertible to cash because of their commodity characteristics, widely available markets and international pricing mechanisms. Net financial debt less RMI is not a measure of leverage capacity and solvency under U.S. GAAP and should not be considered as an alternative to total debt as a measure of solvency.

Below is a reconciliation of total long-term and short-term debt to net financial debt and to net financial debt less readily marketable inventories:

                                                       March 31,            December 31,           March 31,
     (In millions)                                        2005                  2004                  2004
     ------------                                    ---------------      -----------------      ---------------
     Short-term debt                                           $661                   $541               $1,553
     Long-term debt, including current portion                2,872                  2,740                2,662
                                                     ---------------      -----------------      ---------------
     Total debt                                               3,533                  3,281                4,215
     Less:
       Cash and cash equivalents                                339                    432                  523
       Marketable securities                                     13                     14                   13
                                                     ---------------      -----------------      ---------------
     Net financial debt                                       3,181                  2,835                3,679
     Less: Readily marketable inventories                     1,629                  1,264                2,816
                                                     ---------------      -----------------      ---------------
     Net financial debt less readily marketable
     inventories                                             $1,552                 $1,571                 $863
                                                     ===============      =================      ===============